Exhibit 3
Certificate of Amendment



           DEAN HELLER


           Secretary of State                                     3/21/2006
           204 North Carson Street, Suite 1       3:42:32 PM
           Carson City, Nevada 89701-4296                         In the office
           (775)688-5708                          of
           Website: secretaryofstate.biz

                                                                  Dean Heller
           Certificate of Amendment                               Secretary of
      (PURSUANT TO NRS 78.385 and 78.390)         State

                                                                  ABOVE SPACE IS
                                       FOR OFFICIAL USE ONLY


Important Read attached instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations

           E 0 586422005-6
           Document #
           20060175835-27
           Date Filed:

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

      1. Name of corporation:

                             FUTURE FUELS, INC. (EO58b422005-6)

      2. The articles have been amended as follows (provide article numbers, If available):

      Article 1 should be changed to Fuel Frontiers, Inc.


      3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
      100%

      4. Effective date of filing (optional):          3/17/06

         (must not be later than 30 days after the certificate is filed)

      5. Officer Signature (required) /s/ Patrick Herda
                                      ------------------

      *If any proposed amendment would altar or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

      IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

      This form must be accompanied by appropriate fees. See attached for schedule. Nevada Secretary of State AM 78.385 Amend 2003

            Revised on 11/03/03